                                                                   EXHIBIT 10.14


                     CONTRIBUTION AND ACQUISITION AGREEMENT


         This CONTRIBUTION AND ACQUISITION AGREEMENT (the "Agreement") is made as of this 3rd day of February 1999 by and between COLLECTORS UNIVERSE, INC., a Delaware corporation ("CUI") and GREG BUSSINEAU ("Bussineau"), with reference to the following facts and circumstances:

                                 R E C I T A L S

         A. Bussineau is the record and beneficial owner of 40% of the membership interests in Superior Sportcard Auctions, LLC, a Delaware limited liability company ("SCA"), that is engaged in the business of marketing and selling Sports Collectibles (as hereinafter defined), at in-person and telephonic auctions and auctions conducted over the internet or by other means of electronic commerce (the "SCA Business").

         B. CUI has been formed, organized and capitalized under the laws of the State of Delaware for the purposes of effecting the transactions contemplated in this Agreement and the other agreements listed on Exhibit A hereto (the "Other Contribution Agreements") and to conduct such other business and affairs as the Board of Directors of CUI may from time to time find to be in the best interests of CUI.

         C. Each of the corporations or other business entities whose shares, ownership interests or assets are being contributed to CUI pursuant to this Agreement and or the Other Contribution Agreements (hereinafter sometimes referred to collectively as the "Founding Companies") is engaged in the business of marketing and selling, or providing services to, businesses that market and sell, Collectibles (as hereinafter defined) at retail establishments, by mail order, at trade shows or auctions or over the internet or by other means of electronic commerce. CUI intends to integrate the products and services offered by each of the Founding Companies in order to expand the sale of their products, increase their efficiencies and reduce their operating costs and increase their presence and expand their sales over the Internet.

         D. CUI desires to acquire the Membership Interests in SCA owned by Bussineau (the "Bussineau Membership Interest") and Bussineau desires to contribute and transfer and convey the Bussineau Membership Interest to CUI, in exchange for which CUI would issue to Bussineau shares of CUI Common Stock, all on the terms and conditions set forth herein, at or about the same time as and in conjunction with the consummation of the similar transactions contemplated by the Other Contribution Agreements.

         E. This Agreement is being entered into by the parties, and the Other Contribution Agreements are being or have been entered into by CUI and the other parties thereto, as part of a unified plan of contribution and exchange of stock (the "Plan") that is intended by the parties to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). However, none of the parties to this Agreement nor any of the parties to the Other Contribution Agreements has made or is making any representations or warranties with respect to whether the transactions being consummated pursuant to and as part of such Plan will comply with the requirements of Code Section 351 or as to the consequences, under applicable federal, state or other tax laws, of such transactions to the parties to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and promises of each of CUI and Bussineau to the other that are hereinafter set forth, the parties agree as follows:

         1.       EXCHANGE OF SECURITIES.

                  1.1 CONTRIBUTION OF BUSSINEAU MEMBERSHIP INTEREST. On the terms and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined) Bussineau shall contribute, assign, transfer, covey and deliver the Bussineau Membership Interest to CUI, free and clear of any and all liens, claims, encumbrances, pledges, security interests, options, rights of first refusal, community property interests, restrictions and any other adverse interests of any kind or nature whatsoever, and CUI shall acquire and accept the Bussineau Membership Interest from Bussineau.

                  1.2 CONSIDERATION. As the consideration for the contribution and transfer to CUI of the Bussineau Membership Interest, at the Closing (as hereinafter defined), CUI shall issue to Bussineau a total of Six Hundred Thirty One Thousand Seven Hundred Eighteen (631,718) shares of common stock of CUI (the "CUI Shares"), against delivery by Bussineau of the instruments and documents referenced in Section 1.3 hereof.

                  1.3 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on the third (3rd) business day after satisfaction or waiver of such conditions precedent, provided, however, that, if the Closing occurs on or before March 12, 1999, the transactions contemplated hereby shall be effective for accounting purposes as of February 5, 1999 (the "Effective Date"). At the Closing, Bussineau shall execute and deliver to CUI (i) such documents or instruments of assignment as CUI or its counsel may reasonably request to evidence and effectuate the transfer of the Bussineau Membership Interest to CUI in accordance with the terms of this Agreement, (ii) a stockholders agreement in the form of Exhibit B hereto (the "Stockholders Agreement") and (iii) a Non-Competition Agreement in the form of Exhibit C hereto (the "Non-Competition Agreement"), and CUI shall execute and deliver to Bussineau a stock certificate evidencing his ownership of the CUI Shares.

                  1.4 WAIVER OF RIGHT OF PURCHASE OPTION. The parties hereto agree to cooperate with each other to cause SCA to waive its right of first refusal and purchase option with respect to the Bussineau Membership Interest under Section 8.2 of the SCA's Amended and Restated Operating Agreement dated as of March 1996 (the "Operating Agreement").

         2. REPRESENTATIONS AND WARRANTIES OF BUSSINEAU. Bussineau represents and warrants to CUI as follows:

                  2.1 AUTHORITY AND CAPACITY. Bussineau has the full legal right and capacity to execute and deliver, and to perform his obligations under, and has duly executed and delivered, this Agreement on the date hereof, with the intent to be legally bound hereby and thereby. This Agreement constitutes, and when executed and delivered by Bussineau at the Closing, each of the Stockholders Agreement and the Non-Competition Agreement will constitute, a valid and legally binding obligation of Bussineau that is enforceable against him in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity relating to the availability of equitable remedies

(regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity).

                  2.2 NO CONFLICTS. The execution and delivery and the performance by Bussineau of this Agreement, the Stockholders Agreement and the Non-Competition Agreement do not and will not require any consent or approval of any third party (governmental or other) that has not been obtained and will not result in any of the following: (i) a termination of, or a default or breach under, or an event that, with notice or lapse of time, or both, would be a default or breach under, any contract, lease, license, promissory note, security or pledge agreement, or any other agreement, instrument or commitment to which Bussineau is a party or is subject; (ii) acceleration of any indebtedness owed by Bussineau or the creation or imposition of any liens, charges or encumbrances on the Bussineau Membership Interest or any of Bussineau's assets; or (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality or any laws to which Bussineau is a party or to which he or the Bussineau Membership Interest is subject.

                  2.3 THE BUSSINEAU MEMBERSHIP INTEREST.

                      (a) Bussineau has good and marketable title to the Bussineau Membership Interest, free and clear of any and all liens, claims, encumbrances, pledges, security interests, options, rights of first refusal, community property interests, restrictions and any other adverse interests of any kind or nature whatsoever, other than restrictions on the transferability and rights of first refusal that are imposed on the Bussineau Membership Interest by SCA's Operating Agreement. Bussineau has not sold, transferred, conveyed, assigned, hypothecated, or granted any security interest in or pledged, or granted any option or right entitling anyone to acquire, the Bussineau Membership Interest, and has not entered into nor is he bound by any agreement, commitment or understanding (written or oral) to do any of the foregoing. The Bussineau Membership Interest is not subject to any liabilities, other than those expressly provided for in the SCA Operating Agreement, and no liabilities will arise as a result of or in connection with the consummation of the sale and transfer of the Bussineau Membership Interest by Bussineau to CUI.

                      (b) Except as otherwise set forth on Schedule 2.3 hereto, neither Bussineau nor any corporation or other business entity in which Bussineau may have a direct or indirect ownership interest, owns or has any rights, title or interest in or to, any assets, either tangible or intangible (and including any trademarks, trade names, copyrights, patents, inventions, trade secrets, or any other intellectual property rights or assets) that are used by SCA in or in the conduct of its business.

                  2.4 SECURITIES LAW COMPLIANCE. Bussineau represents and warrants that:

                      (a) He has been advised and understands and agrees that the CUI Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein or by Bussineau and in issuing the CUI Shares to Bussineau, CUI is relying on the accuracy and completeness of the representations and warranties of Bussineau in this Section 2.4.

                      (b) Bussineau is acquiring the CUI Shares for his own account, and not as an nominee or agent for any other persons or entities, and for investment and not with a view to distribution or resale thereof.

                      (c) Bussineau acknowledges that he has been informed and understands that no public market for the CUI Shares exists and that there can be no assurance that any such market may develop or exist in the future and, even if a public market does develop, that sales or other transfers of the CUI Shares may be made only in compliance with the 1933 Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144, under the 1933 Act will become available to permit resales of the CUI Shares or that CUI will satisfy the conditions to the availability of such exemptions.

                      (d) Bussineau has been furnished with such information regarding CUI and the CUI Shares as he has requested of CUI and has had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

                      (e) Bussineau is an "Accredited Investor" as such term is defined in Regulation D under the 1933 Act.

                      (f) Bussineau acknowledges and agrees that (i) until the CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the 1933 Act, may not be made unless and until Bussineau has furnished to CUI an opinion of counsel, reasonably acceptable to CUI and its counsel, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the 1933 Act, and (ii) the CUI Shares will be subject to the Stockholders Agreement referred to in Section 1.3 hereof and, until the Stockholders Agreement has been terminated (A) no sale or other disposition of the CUI Shares may be made except in compliance therewith and (B) the CUI Shares may be required to be sold in one or more transactions involving sales of shares of CUI initiated by certain other of the CUI Stockholders, all as more fully provided in the Stockholders Agreement. Bussineau has read and understands the Stockholders Agreement.

                      (g) Bussineau acknowledges and agrees that the certificate representing the CUI Shares shall contain restrictive legends in the forms set forth in the form of Stockholders Agreement attached hereto as Exhibit B or restrictive legends that are substantially similar thereto.

                  2.5 ACKNOWLEDGEMENTS AND AGREEMENTS REGARDING CUI REPRESENTATIONS. Bussineau acknowledges and agrees that:

                      (a) Neither CUI nor any of its officers, employees or agents has made, and none of them is making, any representations or warranties to Bussineau with respect to (i) the federal, state or local income or other tax consequences to Bussineau of his consummation of the transactions contemplated hereby, or (ii) the future performance of CUI; and

                      (b) In entering into this Agreement, the Stockholders Agreement and the Non-Competition Agreement, he is not relying on any statements or representations or warranties of CUI, or any representations or warranties made or purported to have been made by any officer, director, stockholder, employee or agent of CUI, other than the express representations and warranties of CUI contained in this Agreement; and

                      (c) He has relied on the advice of his own professional advisors with respect to the foregoing matters.

         3. REPRESENTATIONS AND WARRANTIES OF CUI. CUI makes the following representations and warranties to Bussineau as of the date of this Agreement:

                  3.1 ORGANIZATION. CUI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.2 CORPORATE POWER. CUI possesses the requisite corporate power and authority to enter into and perform its obligations under this Agreement. CUI has taken all corporate action and obtained all consents necessary to authorize its execution and delivery of and its performance under this Agreement. This Agreement constitutes, and upon its execution and delivery by CUI the Stockholders Agreement will constitute, valid obligations of CUI that are legally binding on and enforceable against CUI in accordance with their respective terms, except (in each case) as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and by general principles of equity relating to the availability of equitable remedies (regardless of whether such agreements are sought to be enforced in a proceeding at law or in equity).

                  3.3 NO CONFLICTS. The execution and delivery and the performance by CUI of this Agreement and the Stockholders Agreement will not result in any of the following: (i) the termination, or a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation, of the Certificate of Incorporation or Bylaws of CUI, any contract, lease, license, promissory note, security or pledge agreement, or other agreement, instrument or commitment to which CUI is a party or is subject and which is material to CUI and its subsidiaries considered as a whole; (ii) the acceleration of the maturity of any indebtedness of CUI that is material to CUI and its subsidiaries considered as a whole; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which CUI is a party or by which any of its properties is bound or any laws or regulations applicable to CUI, where the violation would have a material adverse effect on CUI and its subsidiaries, considered as a whole.

                  3.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. CUI has heretofore furnished to Bussineau or his counsel, a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. CUI is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                  3.5 CAPITALIZATION. As of the date hereof, the authorized capital stock of CUI consists of 30,000,000 shares of Common Stock, par value $.001 per share. On consummation of the transactions contemplated by this Agreement and the Other Contributions Agreements, there will be (i) a total of 19,000,000 fully paid and nonassessable shares of Common Stock that will be issued and outstanding, which will include the CUI Shares being issued under this Agreement; and (ii) 3,250,000 shares of Common Stock reserved for issuance on the exercise of stock options (either granted or to be granted in the future).

                  3.6 FINANCIAL STATEMENTS. CUI has furnished to Bussineau unaudited financial statements of Professional Coin Grading Service, Inc. ("PCGS") which, on consummation of the transactions contemplated hereby and by the Other Contribution Agreements, will be CUI's predecessor and principal subsidiary, consisting of a balance sheet of PCGS as of June 30,1998 and a related statement of income for the year then ended, and an unaudited balance sheet as of, and related unaudited statement of income of PCGS for the six months ended, December 31, 1998, all of which have been prepared by PCGS (collectively, the "PCGS Financial Statements"). Except as otherwise set forth in Schedule 3.6 of the CUI Disclosure Schedules or in the footnotes contained in the PCGS Financial Statements, such Financial Statements fairly present, in all material respects, the financial position of

PCGS as at, and the respective results of operations of PCGS for the year ended June 30, 1998 and the six months ended December 31, 1998, respectively. Except as set forth in Schedule 3.6 hereto, since December 31, 1998, there has not been a material adverse change in the financial condition or results of operations of PCGS.

                  3.7 THE CUI SHARES. The CUI Shares to be issued by CUI to Bussineau pursuant to Section 1.2 of this Agreement shall be, at the time of such issuance, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights under the charter documents or other agreements of CUI to which the shares of capital stock of CUI are subject, except for any preemptive rights and rights of first refusal under the Stockholders Agreement.

         4.       ACTIONS TO BE TAKEN PENDING AND AFTER THE CLOSING

                  4.1 PROHIBITED ACTIONS. Between the date hereof and the earlier of the consumation of the Closing or termination of this Agreement, Bussineau agrees not to take any action which he knows, or reasonably should know, would (i) make any of his respective representations or warranties contained in this Agreement untrue or incorrect, or (ii) prevent or interfere with the performance by Bussineau of any of his covenants contained in this Agreement. Bussineau also covenants and agrees that he will not grant any options or rights to acquire, or pledge or permit the imposition of any liens or encumbrances on or hypothecate, the Bussineau Membership Interest either in whole or in part, and he will not enter into any agreement or understanding, written or oral, that provides therefor. Bussineau also agrees that, without the approval of PCGS, he shall not make any material changes in SCA's business or sell or hypothecate or grant any security interests, liens, or encumbrances on any of the assets of SCA and he shall cause SCA's Business to be conducted only in the ordinary course, consistent with past practice. Notwithstanding the foregoing, however, the distribution to the owners of SCA, as of the day preceding the Effective Date, of an amount in cash or promissory notes equal to SCA's AAA account shall not constitute a breach of this Agreement.

                  4.2 ACCESS TO INFORMATION. During the period from the date hereof and continuing until the earlier of the completion of the Closing or termination of this Agreement, CUI, upon reasonable notice, and subject to the provisions of Section 4.6 hereof, shall (i) furnish Bussineau and his accountants, counsel and other representatives, reasonable access, during the period between the date hereof and continuing until the earlier of the Closing or termination of this Agreement, to all of CUI's and PCGS' properties, books, contracts, commitments and records (ii) promptly furnish to Bussineau such other information concerning the business, properties and personnel of CUI and PCGS as Bussineau may reasonably request, and (iii) make available to Bussineau the appropriate individuals (including attorneys, accountants and other professionals) at CUI for a discussion of the business, properties and personnel of CUI and PCGS as Bussineau may reasonably request.

                  4.3 CONSENTS; APPROVALS. Bussineau and CUI shall each use his or its (as the case may be) best reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and Bussineau and CUI shall make all filings (including, without limitation, all filings with governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by and the consummation of the transactions contemplated hereby. Bussineau and CUI shall furnish all information required to be included in any applications or other filings to be made pursuant to the rules and regulations of any governmental body in connection with the transactions contemplated by this Agreement.

                  4.4 NOTIFICATION OF CERTAIN MATTERS. Bussineau shall give prompt notice to CUI, and CUI shall give prompt notice to Bussineau of (i) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Bussineau or CUI materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it (as the case may be) hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  4.5 FURTHER ACTION. On the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to his or its (as the case may be) obligations under this Agreement. From and after the Closing, each party shall take such actions and execute such documents and instruments as the other party may reasonably request to better evidence or effectuate the transactions contemplated by this Agreement or the Exhibits hereto.

                  4.6 CONFIDENTIAL INFORMATION. Bussineau acknowledges that he or any of his agents or advisors ("Representatives") may be given, by CUI or PCGS (each, a "disclosing party") or any of such disclosing party's Representatives, access to various items of proprietary and confidential information of the disclosing party in the course of investigations and negotiations prior to Closing. Bussineau agrees that such confidential information shall be kept strictly confidential by him and his Representatives and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) or to which access is given by a disclosing party or any of its Representatives to Bussineau or any of his Representatives, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by Bussineau or any of his Representatives, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party or its Representatives, or (c) is demonstrated convincingly by Bussineau to have been known by him or any of his Representatives prior to the disclosure of such information by the disclosing party to him or his Representatives, unless such knowledge was acquired from a person who Bussineau or his Representatives knew or reasonably should have known was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure to the disclosing party. Except as permitted by Section 4.6, neither Bussineau no nor his Representatives shall intentionally disclose any confidential information of CUI or PCGS to any third person; provided, however, that such information may be disclosed (i) with the written consent of CUI, (ii) in applications or requests required to be made to obtain licenses, permits, approvals or consents needed to consummate the transactions contemplated herein,
(iii) to Bussineau's professional advisors who need to know such information in connection with the consummation of the transactions contemplated hereby, or
(iv) pursuant to court order or subpoena, provided, however, that if Bussineau or any of his Representatives is served with a court order or subpoena that would require the disclosure of any of the confidential information of a disclosing party, Bussineau or such Representative so served (as the case may be) shall promptly, but in any event within three (3) days thereafter, notify CUI thereof and shall provide reasonable cooperation, at CUI's expense, with any efforts that CUI may undertake to quash such court order or subpoena or obtain a protective order with respect to the disclosure and use of such confidential information. The restrictions and obligations contained in this Section 4.6 shall survive the consummation of the transactions contemplated hereby and any termination of this Agreement.

         5.       CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CONSUMMATE TRANSACTIONS. The performance by each party of its respective obligations under this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions unless waived in writing by such party:

                      (a) Absence of Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes their consummation illegal.

                      (b) Governmental Actions. There shall not have been instituted, pending or threatened, in writing, any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit CUI, following the Closing, from exercising any of the material rights and privileges pertaining to its ownership of SCA or the ownership or conduct of its business.

                      (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained by CUI, SCA or Bussineau for the authorization, execution and delivery of this Agreement and the consummation by each such party of the transactions contemplated hereby shall have been obtained by CUI, SCA or Bussineau (as the case may be), except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on the Business or CUI;

                  5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF CUI. The obligations of CUI to consummate its acquisition of the Bussineau Membership Interest and to perform its other obligations under this Agreement also are subject to the following conditions:

                      (a) Accuracy of Representations and Warranties. The representations and warranties of Bussineau contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for
(i) changes contemplated by this Agreement or by the Bussineau Disclosure Schedules, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and CUI shall have received a certificate to such effect signed by Bussineau.

                      (b) Performance of Covenants. Bussineau shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by him on or prior to the Closing Date, including the execution and delivery of the Stockholders Agreement and the Non-Competition Agreement, and CUI shall have received a certificate to such effect signed by Bussineau.

                      (c) Consummation of Other Transactions. The transactions contemplated by the Other Contribution Agreements shall have been consummated at or about the same time as the Closing hereunder.

                      (d) Additional Instruments. CUI shall have received the Closing Documents listed on Exhibit D hereto and such other instruments and documents as CUI or its counsel reasonably deems to be necessary.

                  5.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUSSINEAU. The obligation of Bussineau to consummate his obligations under this Agreement is also subject to the following conditions:

                      (a) Accuracy of Representations and Warranties. The representations and warranties of CUI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (i) changes contemplated by this Agreement or in the CUI Disclosure Schedules, and
(ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and Bussineau shall have received a certificate to such effect signed by the President of CUI.

                      (b) Agreements and Covenants. CUI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Bussineau shall have received a certificate to such effect signed by the President of CUI.

                      (c) Additional Instruments. Bussineau shall have received the additional Closing Documents listed on Exhibit D hereto and such other instruments and documents as Bussineau or his counsel reasonably deems to be necessary.

         6.       TERMINATION

                  6.1 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the
Closing:

                      (a) By mutual written consent of CUI and Bussineau; or

                      (b) By CUI, if any of the conditions to its obligations set forth in Section 5 of this Agreement shall not have been satisfied, or waived by CUI in writing, prior to March 12, 1999;

                      (c) By Bussineau if any of the conditions set forth in
Section 5, if this Agreement to his obligations shall not have been satisfied, or waived in writing by Bussineau, prior to March 12, 1999;

         Provided, that in each of the foregoing cases the party so terminating is not in breach of any of its material obligations or representations or warranties under this Agreement.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if a party hereto has breached this Agreement (a "Breaching Party") and such breach is of a nature that it is susceptible of cure, and the other party determines to terminate this Agreement by reason thereof, such other party shall give prompt written notice of such termination to the Breaching Party and such intended termination shall not become effective provided that the Breaching Party effectuates a cure of such breach by the earlier of (i) the 30th day following such notice of termination or (ii) March 12, 1999.

                  6.2 Procedure Upon Termination. Any termination and abandonment by CUI or Bussineau, or both, pursuant to Section 6.1 hereof, shall be effective on written notice thereof from the terminating party to the other parties and upon any such termination:

                      (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                      (b) The obligations of confidentiality set forth in
Section 4.6 hereof shall continue despite such termination; and

                      (c) The parties shall be relieved of any obligation to consummate the transactions contemplated hereby, but none of the parties shall be relieved of any liability for its breach or default under this Agreement.

         7.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Regardless of any due diligence or other investigation, either prior to or after the Closing, or any verification or approval by any party hereto or by anyone or on behalf of any party hereto, all of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto shall remain in full force and effect and shall survive the Closing until the expiration of three (3) years from the Closing Date, except that (i) Bussineau's representations and warranties contained in Sections 2.1 and 2.3, and the representations and warranties of CUI contained in Sections 3.1,3.5 and 3.7, shall survive for a period of seven (7) years following the Closing. All covenants which by their terms require performance or compliance following the Closing shall remain in full force and effect and shall survive the Closing until they have been fully performed and discharged.

         8.       MISCELLANEOUS.

                  8.1 ASSIGNMENT. No party may assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of the other party.

                  8.2 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  8.3 GOVERNING LAW. This Agreement is deemed to have been made in the State of Delaware, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Delaware for contracts made and to be performed in that state. In the event any party hereto is required to initiate any legal action or proceeding to enforce its rights hereunder, such action or proceeding shall be brought and maintained exclusively in the Superior Court for the County of Orange, in California and each party agrees to accept, and not to challenge, the jurisdiction of such court over the parties and the subject matter of such action or proceeding or the convenience of the forum and to accept and not to challenge the adequacy of service by certified or registered mail. The prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys fees and disbursements, expert witness fees and disbursements and other costs of suit from the non-prevailing party. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING, IRRESPECTIVE OF WHICHEVER PARTY MAY BRING ANY SUCH ACTION OR PROCEEDING.

                  8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and the Exhibits and Schedules hereto, constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to, the subject matter of and the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

                  8.5 WAIVER. No waiver by one party of the other party's obligations or of any breach or default hereunder by the other party, shall be valid or effective unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any breach or default by such other party of any of the other provisions of this Agreement.

                  8.6 INTERPRETATION AND CERTAIN DEFINITIONS. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define, limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. In addition, for purposes of this Agreement, the term "Sports Collectibles" means any products or items, including but not limited to, (i) new or game-used baseballs, footballs, basketballs, hockey pucks, sports gear and player uniforms, and (ii) photographs, illustrations, trading cards or paintings or etchings, and (iii) other items, that have a value in excess of the customary retail prices of similar types of unused or new items, because of their prior use in sports events or games or because they have been autographed by or are associated with well-known athletes or other sports celebrities or are associated with well known sports events.

                  8.7 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the addresses set forth on Exhibit E hereto or sent by electronic transmission, with confirmation received, to the telecopy numbers specified on that Exhibit (or at such other address or telecopy number for a party as shall be specified by like notice).

                  8.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above stated.

BUSSINEAU:                                CUI:

                                          COLLECTORS UNIVERSE, INC.



/s/ Greg Bussineau                        By: /s/ David Hall
----------------------                    --------------------------
Greg Bussineau                            David Hall, Chairman